Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Phone: (630) 218-4948 Fax: (630) 218-4935
www.inlandgroup.com

May 17, 2013

Seller or Beneficiary of the Titleholding Trust (Seller)
Bradley D. Smith
SCD #1, LLC in care of StoneCrest Investments, LLC
595 Round Rock West Drive, Suite 701
Round Rock, Texas 78681

With copy to: David Disney

Re: Wedgewood Commons
Olive Branch, MS

Dear Mr. Smith:

This agreement (the "Agreement") represents this corporation's offer to purchase and the Seller's agreement to sell the Wedgwood Commons Shopping Center with 171,317net rentable square feet, located at 5030 Goodman Road, Olive Branch, MS (see Exhibit A attached) (the "Property").

The above property shall include all the land and buildings and common facilities, as well as all personalty within the buildings and common areas, supplies, landscaping equipment, and any other items presently used on the site and belonging to owner, and all intangible rights relating to the property, excluding the Future Development Site of approximately 5.14 acres as marked on the attached site plan Exhibit A.

This corporation or its nominee will consummate this transaction on the following basis:

1. The total purchase price shall be **$ 33,250,000.00** all cash, plus or minus prorations, **with no mortgage contingencies**, to be paid at **closing no later than December 31, 2013** following the acceptance of this agreement (see Paragraph 10).

2. Seller represents and warrants **(to the best of the Seller's knowledge)**, that the above referenced property is leased to the tenants described on Exhibit B on triple net leases covering the building and all of the land, parking areas, reciprocal easements and REA/OEA agreements (if any), for the entire terms and option periods. Any concessions given to any tenants that extend beyond the closing day shall be settled at closing by Seller giving a full cash credit to Purchaser for any and all of those concessions.

3. Seller warrants and represents **(to the best of the Seller's knowledge)**, that the property is free of violations, and the interior and exterior structures are in a good state of repair, free of leaks, structural problems, and mold, and the property is in full compliance with Federal, State, City and County ordinances, including ADA compliance, environmental laws and concerns, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase or extend the leases other than as stated in the leases, nor is there any contemplated condemnation of any part of the property, nor are there any current or contemplated special assessments.

4. Seller warrants and represents **(to the best of the Seller's knowledge)**, that during the term of the leases the tenants and guarantors are responsible for and pay all operating expenses relating to the property on a prorata basis, including but not limited to, real estate taxes, REA/OEA agreements, utilities, insurance, all common area maintenance, parking lot and the building, etc. as described by each Lease.

Prior to closing, Seller shall not enter into or extend any maintenance or management agreements that would have terms longer than the proposed closing date without Purchaser's approval which approval shall not be unreasonably withheld, in all cases such approval or disapproval shall be issued by Purchaser no later than five (5) business days after the receipt by Purchaser of such request for approval, and any contract presently in existence not accepted by Purchaser shall be terminated by Seller. Any work presently in progress on the property shall be completed by Seller prior to closing.

5. Ten (10) days prior to closing Seller shall furnish Purchaser with estoppel letters reasonably acceptable to Purchaser from all tenants, and parties to reciprocal and/or operating easement agreements, if applicable.

6. Seller is responsible for payment of any **leasing brokerage fees** or commissions which are due any leasing brokers for the existing leases, which are due and payable and attributable to any then current (as of closing) lease term .

7. This Agreement is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenants in the form and coverage reasonably acceptable to Purchaser for the closing.

8. Seller shall deliver to Purchaser within five (5) days of execution of this Agreement, copies of all previous, existing environmental reports for the Property. This Agreement is subject to Purchaser obtaining, prior to Closing, a Phase I environmental report which must meet the ASTM E-1527-05 standard, fulfill the Government AAI ruling requirements, and be acceptable to Purchaser, and paid for by Purchaser.

9. The above sale of the real estate shall be consummated by conveyance of a full warranty deed from Seller to Purchaser's designee, with the Seller paying any bulk sales tax required, if any, and any and all city, state, or county transfer taxes for the closing, if any, and Seller agrees to cooperate with Purchaser's lender, if any, and the money lender's escrow.

10. The closing shall occur through Chicago Title & Trust Company ("CTT") in Chicago, Illinois with Nancy Castro as Escrowee, no later than December 31, 2013, however this date can be earlier based on mutual agreement between Seller and Purchaser, at which time title to the above property shall be marketable; i.e., free and clear of all liens, encroachments and encumbrances, except the Target Operation and Easement Agreement ("OEA"), and an ALTA form B owner's title policy with complete extended coverage and required endorsements, waiving off all construction, including 3.1 zoning including parking and loading docks, and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, paid by Seller, shall be issued, with all warranties and representations being true now and at closing and surviving the closing, and each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent and expenses, with a proration of real estate taxes based (at Purchaser's option) on the greater of 110% of the most recent bill or latest assessment, or the estimated assessments for 2012 and 2013 using the Assessor's formula for these sales transactions, with a later reproration of taxes when the actual bills are received. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents.

11. This Agreement is subject to the property being 100% leased (or as described below) at the time of closing, with all tenants occupying their space, open for business, and paying full rent, including CAM, tax and insurance current, as shown on Exhibit B attached. In the event the property is less than 100%, then the Purchaser and Seller agree that there shall be an **Initial Closing**. The Initial Closing will be based on the **Purchase Price/Earnout Formula** which shall be **equal to** the actual **Annual Base Minimum Rent, less** the amount, if any, by which the pass-through amount paid by any tenant excluding the anchor tenants and management fees related to this project, is less than 100% of such tenant's proportionate share; i.e.; **Slippage, divided by** a **Base Rent Divider** of **7.3121%.** It is anticipated that the Initial Closing shall be $26,737,808.42 which is arrived at by dividing the Initial Closing Annual

Base Minimum Rent of $1,955,101.00 (less Slippage, if any) by the Base Rent Divider of 7.3121%. However, these number(s) shall be adjusted at the closing date to reflect the current actual lease up as shown on Exhibit B.

It is anticipated that the Earnout Closing for the balance of the earnout space shall be equal to the Earnout Annual Base Minimum Rent of $476,180.00 (less Slippage, if any) divided by the Base Rent Divider of 7.3121% which equals the Earnout Purchase Price of $6,512,219.47.

The Seller shall have 24 months **following the Initial Closing** to receive the balance of the potential Earnout at the **Earnout Closing(s)** provided they are successful in the leasing of the vacant space and each tenant shall have accepted their space "as is" and takes total possession, has opened for business and commences full rental payments, including CAM, taxes and insurance on a prorata basis. It shall be Seller's responsibility and sole cost and expense for leasing out and paying all costs related to placing the tenants (No tenant can be Seller or an affiliate of the Seller) into their leasable space. Each Earnout Closing shall occur upon 10 business days prior written notice to Purchaser; it being expressly understood that the Sellers waive their right to the additional Earnout if the final Seller's notice has not been sent within 24 months after the Initial Closing date.

Seller shall be responsible on a monthly basis for all CAM, tax and insurance on a prorata basis for the space that is part of the Earnout formula until such time as the Seller perfects the income for such space, but in no event, following 24 months following the Initial Closing.

At the Initial Closing, Seller shall place in Purchaser's escrow, cash in the amount equal to $15.00 per square foot for tenant improvements and $3.00 per square foot for leasing commissions, times the remaining Earnout square feet of the property, excluding the proposed Guitar Center or another acceptable replacement Jr. Anchor for the proposed Guitar Center space which will remain the Seller's responsibility to complete their construction and pay any primary term leasing commissions associated there with in order to allow them to occupy the space, such responsibility to be memorialized in writing by Seller and Purchaser at the Initial Closing. This escrow may be used by Seller on a prorata basis as they continue to lease. However, with regards to any vacant space never leased with the tenant accepting their space, opening for business and commencing full rent payments, including CAM, taxes and insurance on a prorata basis within such 24 month period, the balance of the tenant improvements and leasing commissions shall remain with Purchaser.

Notwithstanding anything to the contrary, all Earnout Closings must comply with all of the terms, requirements and conditions contained in this entire agreement.

Notwithstanding anything to the contrary the purchase price of $33,250,000.00 is the maximum purchase price.

12. Seller shall deliver to Purchaser within five (5) days of execution of this Agreement, copies of any previous appraisals for the Property. This Agreement is subject to Purchaser obtaining, prior to Closing, an updated appraisal, which must be acceptable to Purchaser; all at Purchaser's cost.

13. Neither Seller (Landlord) or any tenant and guarantor shall be in default on any lease or agreement at closing, nor is there any threatened or pending litigation.

14. Seller warrants and represents that he has paid all unemployment taxes to date.

15. Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties which Seller received from any and all contractors and sub-contractors pertaining to the property. This Agreement is subject to Purchaser's reasonable satisfaction that all material guarantees and warranties survive the closing and are assigned and transferred to Purchaser at Closing.

16. Intentionally Deleted.

17. Seller shall be responsible for payment of a real estate brokerage commission, as per their agreement, to David Disney. Said commission shall be paid through the closing escrow.

18. Within fifteen (15) days after the Inspection Period (as defined in Section 23 hereinbelow) commences, Seller must provide the title as stated above and a current ALTA/ACSM survey, paid by Seller, in accordance with the 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA and NSPS and includes all outlots and all Table A optional survey responsibilities and is acceptable to the Purchaser and the title company.

19. Seller agrees that prior to closing it shall put all vacant spaces into rentable condition and ready for a new tenant to occupy immediately in accordance with all applicable laws, codes, etc., including all requirements for a certificate of occupancy for said space.

20. **Seller agrees to immediately make available (within 15 days)** and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants, CAM expenses and copies of the bills. Seller agrees to cooperate fully with Purchaser and Purchaser's representatives to facilitate Purchaser's evaluations and reports, including an audit of the books and records of the property.

21. If, prior to closing, all or any part of the Property is destroyed or damaged or is threatened to be taken or taken by condemnation, eminent domain or other governmental acquisition provisions, then the following procedures shall apply:

    (i) If the cost of repair or replacement or the value of the governmental taking is Two Hundred Fifty Thousand Dollars ($250,000.00) or less in the reasonable opinion of Purchaser's and Seller's respective engineering consultants, and no leases at the Property are terminable on account thereof (assuming any necessary repairs, replacements or alterations required under the leases are diligently pursued by the landlord thereunder) or, if any leases are so terminable, the tenant under such lease(s) has waived its termination rights and no abatement of rent occurs as a result of the damage, destruction or condemnation, Purchaser shall close and take the Property as diminished by such events with no reduction in the Purchase Price other than the amount of any deductibles, and Seller shall assign the right to all casualty insurance and condemnation proceeds due with respect to such destruction, damage or taking to Purchaser, as well as, to the extent the same are assignable, the proceeds and benefits under any rent loss or business interruption policies attributable to the period following the Closing.

    (ii) If the cost of repair or replacement or the value of the governmental taking is greater than Two Hundred Fifty Thousand Dollars ($250,000.00) in the reasonable opinion of Purchaser's and Seller's respective engineering consultants, or any leases are terminable on account thereof (assuming any necessary repairs, replacements or alterations required under the leases are diligently pursued by the landlord thereunder) or if any leases are so terminable, the tenant under such lease(s) has not its termination rights, or if an abatement of rent occurs as a result of the damage, destruction or condemnation, then Purchaser, at its sole option, may elect either to (x) terminate this Agreement by written notice to Seller and The Title Company and receive an immediate return of the Earnest Money (as hereinafter defined) (and all interest on the Earnest Money) and neither party shall have any further liability to the other hereunder except for any provision of this Agreement which expressly survives the termination hereof; or (y) accept an assignment of Seller's rights to all casualty insurance and condemnation proceeds with respect thereto with no reduction in the Purchase Price other than the amount of any deductibles, it being understood and agreed that, in such event, Seller shall

cooperate with Purchaser in the adjustment and settlement of the insurance or condemnation claim and Seller shall assign the right to all casualty insurance and condemnation proceeds due with respect to such destruction, damage or taking to Purchaser. The proceeds and benefits under any rent loss or business interruption policies attributable to the period following the Closing shall likewise, to the extent the same are assignable, be transferred and paid over to Purchaser.

(iii) In the event of a dispute between Seller and Purchaser with respect to the cost of repair, restoration or replacement with respect to the matters set forth in this Paragraph 21, an engineer designated by Seller and an engineer designated by Purchaser shall select an independent engineer licensed to practice in the jurisdiction where such Property is located who shall resolve such dispute. All fees, costs and expenses of the engineer so selected shall be shared equally by Purchaser and Seller.

22. Purchaser shall have the right to elect one of the remedies described immediately below, as Purchaser's remedy in the event Seller defaults in its obligations under this Agreement. Purchaser shall notify Seller in writing of the claim of default and Seller shall have failed to cure such condition or circumstance to Purchaser's reasonable satisfaction or non-performance within five (5) days of receipt of such notice, Purchaser's sole and exclusive remedies on account of any such breach shall be to:

(i) terminate this Agreement by delivering written notice of Purchaser's election to terminate to Seller and CTT, in which event the Earnest Money (and all interest thereon) shall be returned immediately to Purchaser and neither Seller nor Purchaser shall have any further liability to the other except that Seller will reimburse Purchaser for all of its actual reasonable costs and expenses incurred in connection with its due diligence investigations of the Property (not to exceed $50,000);

(ii) file an action (the "**Specific Performance Action**") for specific performance of this Agreement to compel Seller to perform, and Purchaser shall be entitled to reimbursement for all of its actual reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with such Specific Performance Action, if it prevails (not to exceed $50,000); or

(iii) notwithstanding the foregoing, if a Specific Performance Action is not available to Purchaser due to Seller's conveyance of the Property or encumbrance thereof, Seller shall remain liable for any and all damages arising as a result of Seller's default and Purchaser shall have all rights and remedies available at law or in equity in such event.

23. This Agreement is, predicated upon the Purchaser's review and written approval of the existing leases, new leases, lease modifications (if any), all tenant correspondence, REA/OEA agreements, tenants' and guarantors' financial statements in Seller's possession, sales figures, representations of income and expenses made by Seller, site inspection, environmental, appraisal, etc., and operating statements for the Property within the time period specified in the Inspection Period defined below. Seller agrees to execute and certify in a letter to Purchaser's auditors (KPMG) in regard to property-level operations.

Purchaser shall make an earnest money deposit within five (5) days of execution of this Agreement with CTT in the sum of is $700,000.00 (the "Earnest Money"). At Closing, the Earnest Money (including interest earned thereon, if any) shall be applied as a credit against the Purchase Price. Purchaser shall have a period beginning on **the date of full execution hereof and ending on the first business day which is sixty (60) calendar days after the date of full execution of this Agreement** (the "**Inspection Period**") in which to conduct all such due diligence, inspections, review and approval of the Survey and the Title Commitment (together with the documents of record), and appraisals, and such other investigations as

Purchaser sees fit to conduct in its sole discretion. Purchaser shall have the right to terminate this Agreement and receive an immediate return of the Earnest Money (including any interest earned thereon) at any time prior to the expiration of the Inspection Period, for any reason or for no reason, with written notice to Seller and CTT. Upon the expiration of the Inspection Period (provided this Agreement has not been sooner terminated by Purchaser), the Earnest Money (as hereinafter defined) shall then be non-refundable to Purchaser except: the Earnest Money (including any interest earned thereon) shall (i) be credited against the Purchase Price at closing; and shall be refundable to Purchaser in the event of a default by Seller; and (ii) shall be refundable to Purchaser in the event of failure of satisfaction of a condition to closing described by this Agreement (e.g., receipt by Purchaser of acceptable estoppels).

If Purchaser defaults in its obligation to purchase the Property (as determined in accordance with the terms of this Agreement), Seller shall notify Purchaser and CTT in writing of the claim of default and if such failure is not cured to Seller's reasonable satisfaction within five (5) days of receipt of such notice, the Earnest Money shall be released by CTT and paid to Seller as liquidated damages and not as a penalty, as the sole remedy of Seller in the event of a Purchaser default. The parties hereby acknowledge and agree that actual damages are now and will later be difficult to ascertain and the Earnest Money is a fair approximation of damages payable in the nature of liquidated damages.

24. Purchaser and Seller hereby acknowledge that Seller may want to complete a deferred tax-free exchange and qualify for treatment under Section 1031 of the Internal Revenue Code (the "Exchange"). Seller shall be required to notify Purchaser of its election to complete the Exchange in writing no later than five (5) business days prior to closing. The Exchange shall not delay the closing, nor shall the exchange require Purchaser to incur any liability, nor any cost or expense. If Seller elects to complete the Exchange, Seller shall be permitted to assign its rights under this Agreement to a Qualified Intermediary (as defined by the Code), provided that Seller shall remain responsible to Purchaser for satisfaction of the requirements of this Agreement in all events.

If this Agreement is acceptable, please sign the original of this letter and initial each page, keeping copies for your files and returning the original to me by 5/30/, 2013.

Sincerely,

INLAND REAL ESTATE ACQUISITIONS, INC.
or nominee

[signature]

Matt Tice
Vice President

ACCEPTED:

By: [signature]
Bradley D. Smith
SCD #1, LLC
Chief Manager

Date: 5/27/13

FIRST AMENDMENT TO AGREEMENT

This **FIRST AMENDMENT TO AGREEMENT** (this "Amendment") is made and entered into as of the 19th day of July, 2013, by and between **SCD#1, LLC**, a Mississippi limited liability company ("Seller"), and **INLAND REAL ESTATE ACQUISITIONS, INC.**, an Illinois corporation ("Purchaser").

Preliminary Statements:

The following Preliminary Statements are a material part of this Amendment:

A. Seller and Purchaser entered into that certain letter of intent agreement, dated as of May 17, 2013 attached hereto as Exhibit A and made a part hereof (the "Agreement"), relating to certain premises located at 5030 Goodman Road, Olive Branch, Mississippi as more particularly described in the Agreement (the "Property").

B. Seller and Purchaser desire to amend the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the covenants and premises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser agree as follows:

Agreements:

1. Inspection Period. Notwithstanding anything to the contrary in the Agreement, including, but not limited to, Paragraph 23 of the Agreement, the Inspection Period shall expire on August 30, 2013.

2. Defined Terms. All undefined capitalized terms in this Amendment shall have the same meanings as in the Agreement, unless otherwise defined herein.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. Facsimile or electronic (email) copies of the signature pages to this Amendment shall be deemed to be originals for all purposes of this Amendment.

4. Effect of Amendment. Except as specifically modified by this Amendment, all of the terms and conditions of the Agreement remain in full force and effect, and are hereby ratified and confirmed by Seller and Purchaser. Notwithstanding the foregoing, in the event there is any conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall control.

5. Modifications. This Amendment and the Agreement cannot be modified in any manner other than by written modification executed by Seller and Purchaser.

SECOND AMENDMENT TO AGREEMENT

This **SECOND AMENDMENT TO AGREEMENT** (this "Amendment") is made and entered into as of the ___ day of August, 2013, by and between **SCD#1, LLC**, a Mississippi limited liability company ("Seller"), and **INLAND REAL ESTATE ACQUISITIONS, INC.**, an Illinois corporation ("Purchaser").

Preliminary Statements:

The following Preliminary Statements are a material part of this Amendment:

A. Seller and Purchaser entered into that certain letter of intent agreement, dated as of May 17, 2013, as amended by that certain First Amendment to Agreement dated July 19, 2013 (collectively, the "Agreement"), relating to certain premises located at 5030 Goodman Road, Olive Branch, Mississippi as more particularly described in the Agreement (the "Property").

B. Seller and Purchaser desire to amend the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the covenants and premises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser agree as follows:

Agreements:

1. Inspection Period. Notwithstanding anything to the contrary in the Agreement, including, but not limited to, Paragraph 23 of the Agreement, the Inspection Period shall expire on September 13, 2013.

2. Defined Terms. All undefined capitalized terms in this Amendment shall have the same meanings as in the Agreement, unless otherwise defined herein.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. Facsimile or electronic (email) copies of the signature pages to this Amendment shall be deemed to be originals for all purposes of this Amendment.

4. Effect of Amendment. Except as specifically modified by this Amendment, all of the terms and conditions of the Agreement remain in full force and effect, and are hereby ratified and confirmed by Seller and Purchaser. Notwithstanding the foregoing, in the event there is any conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall control.

5. Modifications. This Amendment and the Agreement cannot be modified in any manner other than by written modification executed by Seller and Purchaser.

6. Successors and Assigns. This Amendment is binding upon and inures to the benefit of Seller and Purchaser and their respective successors and assigns.

7. Representations and Warranties. Seller and Purchaser represent and warrant to each other respectively that they have the requisite power and authority to enter into this Amendment; that all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Amendment; that the signatories executing this Amendment on behalf of Seller and Purchaser have been duly authorized and empowered to execute this Amendment on behalf of Seller and Purchaser, respectively; and that this Amendment is valid and shall be binding upon and enforceable against Seller and Purchaser and their respective successors and assigns and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the day and year first written above.

Seller:

SCD#1, LLC,
a Mississippi limited liability company

By: [signature]
Name: Bradley D. Smith
Its: Chief Manager

Purchaser:

INLAND REAL ESTATE ACQUISITIONS, INC.,
an Illinois corporation

By:____________________
Name:____________________
Its:____________________

THIRD AMENDMENT TO AGREEMENT

This **THIRD AMENDMENT TO AGREEMENT** (this "Amendment") is made and entered into as of the 13th day of September, 2013, by and between **SCD#1, LLC**, a Mississippi limited liability company ("Seller"), and **INLAND REAL ESTATE ACQUISITIONS, INC.**, an Illinois corporation ("Purchaser").

Preliminary Statements:

The following Preliminary Statements are a material part of this Amendment:

A. Seller and Purchaser entered into that certain letter of intent agreement, dated as of May 17, 2013, as amended by that certain First Amendment to Agreement dated July 19, 2013 and that certain Second Amendment to Agreement dated August 27, 2013 (collectively, the "Agreement"), relating to certain premises located at 5030 Goodman Road, Olive Branch, Mississippi as more particularly described in the Agreement (the "Property").

B. Seller and Purchaser desire to amend the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the covenants and premises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser agree as follows:

Agreements:

1. Inspection Period. Notwithstanding anything to the contrary in the Agreement, including, but not limited to, Paragraph 23 of the Agreement, the Inspection Period shall expire on September 20, 2013.

2. Defined Terms. All undefined capitalized terms in this Amendment shall have the same meanings as in the Agreement, unless otherwise defined herein.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. Facsimile or electronic (email) copies of the signature pages to this Amendment shall be deemed to be originals for all purposes of this Amendment.

4. Effect of Amendment. Except as specifically modified by this Amendment, all of the terms and conditions of the Agreement remain in full force and effect, and are hereby ratified and confirmed by Seller and Purchaser. Notwithstanding the foregoing, in the event there is any conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall control.

5. Modifications. This Amendment and the Agreement cannot be modified in any manner other than by written modification executed by Seller and Purchaser.

6. Successors and Assigns. This Amendment is binding upon and inures to the benefit of Seller and Purchaser and their respective successors and assigns.

7. Representations and Warranties. Seller and Purchaser represent and warrant to each other respectively that they have the requisite power and authority to enter into this Amendment; that all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Amendment; that the signatories executing this Amendment on behalf of Seller and Purchaser have been duly authorized and empowered to execute this Amendment on behalf of Seller and Purchaser, respectively; and that this Amendment is valid and shall be binding upon and enforceable against Seller and Purchaser and their respective successors and assigns and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the day and year first written above.

Seller:

SCD#1, LLC,
a Mississippi limited liability company

By: ____________________
Name: Bradley D. Smith
Its: Managing Member

Purchaser:

INLAND REAL ESTATE ACQUISITIONS, INC.,
an Illinois corporation

By: ____________________
Name: Matthew Tice
Its: Vice President

FOURTH AMENDMENT TO AGREEMENT

This **FOURTH AMENDMENT TO AGREEMENT** (this "Amendment") is made and entered into as of the 20th day of September, 2013, by and between **SCD#1, LLC**, a Mississippi limited liability company ("Seller"), and **INLAND REAL ESTATE ACQUISITIONS, INC.**, an Illinois corporation ("Purchaser").

Preliminary Statements:

The following Preliminary Statements are a material part of this Amendment:

A. Seller and Purchaser entered into that certain letter of intent agreement, dated as of May 17, 2013, as amended by that certain First Amendment to Agreement dated July 19, 2013, that certain Second Amendment to Agreement dated August 27, 2013 and that certain Third Amendment to Agreement dated September 13, 2013 (collectively, the "Agreement"), relating to certain premises located at 5030 Goodman Road, Olive Branch, Mississippi as more particularly described in the Agreement (the "Property").

B. Seller and Purchaser desire to amend the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the covenants and premises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser agree as follows:

Agreements:

1. Inspection Period. Notwithstanding anything to the contrary in the Agreement, including, but not limited to, Paragraph 23 of the Agreement, the Inspection Period shall expire on September 24, 2013.

2. Defined Terms. All undefined capitalized terms in this Amendment shall have the same meanings as in the Agreement, unless otherwise defined herein.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. Facsimile or electronic (email) copies of the signature pages to this Amendment shall be deemed to be originals for all purposes of this Amendment.

4. Effect of Amendment. Except as specifically modified by this Amendment, all of the terms and conditions of the Agreement remain in full force and effect, and are hereby ratified and confirmed by Seller and Purchaser. Notwithstanding the foregoing, in the event there is any conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall control.

5. Modifications. This Amendment and the Agreement cannot be modified in any manner other than by written modification executed by Seller and Purchaser.

6. Successors and Assigns. This Amendment is binding upon and inures to the benefit of Seller and Purchaser and their respective successors and assigns.

7. Representations and Warranties. Seller and Purchaser represent and warrant to each other respectively that they have the requisite power and authority to enter into this Amendment; that all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Amendment; that the signatories executing this Amendment on behalf of Seller and Purchaser have been duly authorized and empowered to execute this Amendment on behalf of Seller and Purchaser, respectively; and that this Amendment is valid and shall be binding upon and enforceable against Seller and Purchaser and their respective successors and assigns and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the day and year first written above.

Seller:

SCD#1, LLC,
a Mississippi limited liability company

By: ______________________
Name: Brooks D. Smith
Its: Chief Manager

Purchaser:

INLAND REAL ESTATE ACQUISITIONS, INC.,
an Illinois corporation

By: ______________________
Name: ______________________
Its: Vice President

FIFTH AMENDMENT TO AGREEMENT

This **FIFTH AMENDMENT TO AGREEMENT** (this "Amendment") is made and entered into as of the 24th day of September, 2013, by and between **SCD#1, LLC**, a Mississippi limited liability company ("Seller"), and **INLAND REAL ESTATE ACQUISITIONS, INC.**, an Illinois corporation ("Purchaser").

Preliminary Statements:

The following Preliminary Statements are a material part of this Amendment:

A. Seller and Purchaser entered into that certain letter of intent agreement, dated as of May 17, 2013, as amended by that certain First Amendment to Agreement dated July 19, 2013, that certain Second Amendment to Agreement dated August 27, 2013, that certain Third Amendment to Agreement dated September 13, 2013 and that certain Fourth Amendment to Agreement dated September 20, 2013 (collectively, the "Agreement"), relating to certain premises located at 5030 Goodman Road, Olive Branch, Mississippi as more particularly described in the Agreement (the "Property").

B. Seller and Purchaser desire to amend the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the covenants and premises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser agree as follows:

Agreements:

1. Inspection Period. Except as otherwise stated to the contrary in this Amendment, Purchaser hereby waives any right to terminate the Agreement as set forth in Section 23 of the Agreement.

2. Title and Survey. Seller has delivered a current ALTA/ACSM survey prepared in accordance with the terms and provisions of Section 18 of the Agreement (the "Updated Survey"). Not later than by 5:00 pm CST on September 30, 2013, Purchaser shall notify Seller in writing with respect to what exceptions on the title commitment and/or Updated Survey, if any, are not acceptable to Purchaser (the "Title Objections"). Seller shall have seven (7) days after receipt of Purchaser's Title Objections to give Purchaser notice that (a) Seller will remove any Title Objections from title (or, if acceptable to Purchaser, in its reasonable judgment, afford the Title Company necessary information or certifications to permit it to insure over such exceptions), or (b) Seller elects not to cause such exceptions to be removed or insured over. Seller's failure to provide notice to Purchaser as to any Title Objection within such seven (7) day period shall be deemed an election by Seller not to remove the Title Objection. If Seller so notifies or is deemed to have notified that Seller will not remove or insure over any or all of the Title Objections, Purchaser, as its sole remedy, shall have a period of five (5) days thereafter to determine whether (i) to proceed with the purchase and take the Property subject to such exceptions or (ii) to

terminate this Agreement, in which event, the Earnest Money will be returned to Purchaser, and neither party will have any further liabilities or obligations pursuant to this Agreement, except the obligations which shall expressly survive such termination. Purchaser's failure to give Seller notice shall be deemed to be an election by Purchaser under clause (i). Notwithstanding the foregoing, Seller shall remove at Seller's sole cost and expense on or prior to the closing any liens for monetary obligations voluntarily incurred by Seller that are not assumed by Purchaser, including, but not limited to, any deeds of trust covering the Property which secure any financing, any mechanic's or material' s liens against the Property unless and to the extent of work done by or on behalf of Purchaser, any tax or judgment liens against Seller and the Property and any other title exception which is capable of being removed by payment of money. Moreover, if any additional exceptions to title or survey are disclosed after the date hereof or after Purchaser's receipt of the Updated Survey ("New Title Objections"), the parties shall address the New Title Objections in the same manner provided above in this Section 2 but subject to the times frames as set forth below so that if Purchaser disapproves of any of the New Title Objections, Seller shall have five (5) days to notify Purchaser in writing of its inability or unwillingness to remove such exceptions. If Seller does not provide such written notice, Seller shall be obligated to cause such matter to be removed prior to the closing. In the event Seller shall so notify Purchaser within said period, Purchaser, by written notice to Seller no later than five (5) business days thereafter, may do one of the following: (i) terminate this Agreement, in which event, the Earnest Money will be returned to Purchaser, and neither party will have any further liabilities or obligations pursuant to this Agreement, except the obligations which shall expressly survive such termination; or (ii) waive such exceptions and proceed with the transaction contemplated herein. Closing may be extended by either party if necessary to allow for the parties to benefit from the full time frames set forth in this Section 2.

3. Post-Closing Agreement. At closing, Seller and Purchaser shall enter into a post-closing agreement ("Post-Closing Agreement") governing (i) the operating costs reconciliations for the Property for calendar year 2013 and previous calendar years, (ii) the earnouts for the unoccupied space existing as of the closing date and (iii) Seller's guaranty of the rental payments for a specified list of tenants for a period of twelve (12) months following the date of closing. Seller and Purchaser hereby agree to use commercially reasonable good faith efforts to finalize the form of the Post-Closing Agreement within two (2) weeks after the date of this Amendment. The form of Post-Closing Agreement attached hereto as Exhibit A represents Purchaser's draft of such Post-Closing Agreement and Seller and Purchaser hereby agree to use such form as a starting point for negotiations.

4. Missing Due Diligence Items. Seller shall provide copies of the following documents to Purchaser as soon as possible but in no event later than ten (10) days prior to the date of closing: (i) 2013 tenant ledger, (ii) an updated delinquency report, (iii) an updated rent roll, (iv) invoices that support the 2012 reconciliations, (v) copies of all correspondence between Seller and tenants regarding CAM audits and/or disputes for calendar years 2010, 2011 and 2012, (vi) copies of real estate tax bills and insurance declarations pages for the previous three (3) years, (vii) evidence that the tenant improvement allowances and leasing commissions set forth on Exhibit B have been paid and (viii) evidence that the security deposits set forth on Exhibit B have been collected from the respective tenants at the Property and are in Seller's possession (collectively, the "Missing Due Diligence Items"). In the event the Missing Due

Diligence Items are not timely delivered to Purchaser, Purchaser shall have the right to (a) proceed with the purchase and take the Property without receipt of the Missing Due Diligence Items or (b) to terminate this Agreement, in which event, the Earnest Money will be returned to Purchaser, and neither party will have any further liabilities or obligations pursuant to this Agreement, except the obligations which shall expressly survive such termination.

5. Seller and Purchaser hereby agree to delete the last paragraph of Section 11 of the Agreement that reads as follows: "Notwithstanding anything to the contrary the purchase price of $33,250,000.00 is the maximum purchase price."

6. Defined Terms. All undefined capitalized terms in this Amendment shall have the same meanings as in the Agreement, unless otherwise defined herein.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. Facsimile or electronic (email) copies of the signature pages to this Amendment shall be deemed to be originals for all purposes of this Amendment.

8. Effect of Amendment. Except as specifically modified by this Amendment, all of the terms and conditions of the Agreement remain in full force and effect, and are hereby ratified and confirmed by Seller and Purchaser. Notwithstanding the foregoing, in the event there is any conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall control.

9. Modifications. This Amendment and the Agreement cannot be modified in any manner other than by written modification executed by Seller and Purchaser.

10. Successors and Assigns. This Amendment is binding upon and inures to the benefit of Seller and Purchaser and their respective successors and assigns.

11. Representations and Warranties. Seller and Purchaser represent and warrant to each other respectively that they have the requisite power and authority to enter into this Amendment; that all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Amendment; that the signatories executing this Amendment on behalf of Seller and Purchaser have been duly authorized and empowered to execute this Amendment on behalf of Seller and Purchaser, respectively; and that this Amendment is valid and shall be binding upon and enforceable against Seller and Purchaser and their respective successors and assigns and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the day and year first written above.

Seller:

SCD#1, LLC,
a Mississippi limited liability company

By: ______________________
Name: Bradley D. Smith
Its: Chief Manager

Purchaser:

INLAND REAL ESTATE ACQUISITIONS, INC.,
an Illinois corporation

By: ______________________
Name: ______________________
Its: Vice President

EXHIBIT A

FORM OF POST-CLOSING AGREEMENT

(see attached)

POST CLOSING AND INDEMNITY AGREEMENT

THIS POST CLOSING AND INDEMNITY AGREEMENT ("**Agreement**") is dated this ____ of ____________, 201__ by SCD#1, LLC, a Mississippi limited liability company ("**Seller**"), and ____________________, a Delaware limited liability company ("**Purchaser**") in connection with the acquisition of Wedgewood Commons in Olive Branch, Mississippi (referred to as the "**Property**" as defined in that Letter Agreement dated May 17, 2013, as amended ("**Contract**") by and between Seller and Purchaser's predecessor-in-interest, Inland Real Estate Acquisitions, Inc. ("**Inland**").

WHEREAS, Purchaser is the successor to Inland with respect to the Contract; and

WHEREAS, in connection with the acquisition of the Property from Seller, Purchaser requires a confirmation of Seller to complete certain obligations following the closing (the "**Closing**") for the acquisition of the Property by Purchaser; and it being acknowledged that Purchaser would not complete its purchase of the Property without Seller's execution of this Agreement; and

WHEREAS, in order to proceed to Closing, Purchaser requires Seller to make certain undertakings, to obtain documents regarding or confirming certain issues, and/or certifications as to the state of facts regarding such issues, and further, Purchaser requires that Seller indemnify and hold harmless Purchaser, and each of its successors, assigns, officers, directors, employees and lenders (each an "**Indemnified Party**" and collectively, the "**Indemnified Parties**") harmless from any loss, cost or expense incurred by any Indemnified Party, including costs and attorneys fees, ("**Loss**") as a result of either Seller's failure to obtain the required documents, Seller's failure to timely complete its obligations as set forth herein, or any Loss that results from a certification hereafter being incorrect.

NOW, THEREFORE, for good and valuable consideration including the mutual promises contained herein, the parties hereto agree as follows:

1. Tenant Reconciliations. Seller agrees to indemnify and hold Purchaser, its lender and their respective successors and assigns harmless from and against any claims relating to or arising out claims by any tenant to the Property relating to reconciliations for periods ending prior to the Closing, including, but not limited to, claims relating to CAM reconciliations and refunds of real estate taxes. If the Closing occurs on or before December 31, 2013, Seller shall reconcile the 2013 CAM, taxes and insurance costs (collectively, the "**2013 Operating Costs**") with the tenants at the Property within one hundred eighty (180) days after the expiration of the 2013 calendar year; provided, however, (i) Seller shall obtain Purchaser's approval of the reconciliations, such approval not to be unreasonably withheld, conditioned or delayed, before Seller can send the 2013 reconciliation statements to the tenants at the Property and (ii) Seller shall promptly deliver copies of all correspondence between Seller and the tenants at the Property related to the 2013 Operating Costs and the 2013 reconciliation statements to Purchaser. After such reconciliation, the 2013 Operating Costs shall be apportioned between Seller and Purchaser as of the date of Closing, with Seller being responsible for that portion of the 2013 Operating Costs and entitled to that portion of tenants' payments attributable to the period of such calendar year immediately preceding the date of Closing and Purchaser being responsible for that portion of the 2013 Operating Costs and entitled to that portion of tenants' payments attributable to the balance of such calendar year from and after the date of Closing. Any balance due to Purchaser or Seller shall be paid by the other party within thirty (30) days after such reconciliation. If the Closing occurs on or after January 1, 2014, Seller shall reconcile the 2013 Operating Costs and Purchaser shall reconcile the 2014 Operating Costs with the tenants at the Property within one hundred eighty (180) days after the expiration of the applicable calendar year. After Purchaser's reconciliation of the 2014 Operating Costs with the tenants of the Property,

the 2014 Operating Costs shall be apportioned between Seller and Purchaser as of the date of Closing, with Seller being responsible for that portion of the 2014 Operating Costs and entitled to that portion of tenants' payments attributable to the period of such calendar year immediately preceding the date of Closing and Purchaser being responsible for that portion of the 2014 Operating Costs and entitled to that portion of tenants' payments attributable to the balance of such calendar year from and after the date of Closing. Any balance due to Purchaser or Seller shall be paid by the other party within thirty (30) days after such reconciliation. In the event Seller has not timely reimbursed Purchaser for any amount owed Purchaser pursuant to the terms of this Section (**"Operating Expense Reimbursement"**), such amount may be offset against the Five Below Earnout Purchase Price (as defined in Section 2 below).

2. Earnouts. Seller and Purchaser hereby acknowledge and agree that the Property is not one hundred percent (100%) occupied at the time of Closing with all tenants occupying their space, open for business and paying full rent, including CAM, taxes and insurance current. Notwithstanding anything to the contrary contained herein, in no event shall the overall purchase price for the Property exceed $33,558,503.00.

a. Five Below Earnout. Notwithstanding anything to the contrary set forth in the Contract, Seller shall have twenty-four (24) months following the date of Closing (**"Five Below Earnout Period"**) to receive additional proceeds of up to $__________ (**"Five Below Earnout Purchase Price"**) based upon an Earnout Annual Base Minimum Rent of $_________ (less slippage, if any), divided by the Base Rent Divider of __________% by leasing the vacant space shown on Exhibit A attached hereto and designated as the "Five Below Space" (**"Five Below Space"**); provided, however, in no event shall (i) the Five Below Earnout Purchase Price shall not be paid earlier than the first (1st) day of the thirteenth (13th) month of the Five Below Earnout Period and (ii) the Five Below Earnout Purchase Price shall be reduced by the amount of any Operating Expense Reimbursement and/or Slippage (as defined in Section 3 below). During the Five Below Earnout Period, it shall be Seller's responsibility and sole cost and expense for leasing out and paying all costs related to placing the tenant(s) into the Five Below Space; provided, however, no tenant shall be Seller or an affiliate of Seller. The tenant for the Five Below Space and the lease for the Five Below Space shall be subject to Purchaser's prior written consent, such consent may be withheld by Purchaser in its sole discretion, and Seller is not entitled to any portion of the Five Below Earnout Purchase Price until a Purchaser-approved tenant under a Purchaser-approved lease for the Five Below Space has accepted its space "as is" and takes total possession, has opened for business and commences full rental payments, including CAM, taxes and insurance on a pro rata basis. The Five Below earnout closing shall occur upon ten (10) business days advance written notice to Purchaser but subject to the terms of this subsection (a). Additionally, during the Five Below Earnout Period and until the tenant(s) have satisfied all requirements stated herein with respect to the Five Below Space, Seller shall be responsible on a monthly basis for all CAM, taxes and insurance due for the Five Below Space.

b. Other Earnouts. Notwithstanding anything to the contrary set forth in the Contract, Seller shall have twenty-four (24) months following the date of Closing (**"Other Earnout Period"**) to receive additional proceeds of up to $__________ (**"Other Earnout Purchase Price"**) based upon an Earnout Annual Base Minimum Rent of $_________ (less slippage, if any), divided by the Base Rent Divider of __________% by leasing the vacant space shown on Exhibit A attached hereto and designated as the "Other Earnout Space" (**"Other Earnout Space"**). During the Other Earnout Period, it shall be Seller's responsibility and sole cost and

expense for leasing out and paying all costs related to placing the tenant(s) into the Other Earnout Space; provided, however, no tenant shall be Seller or an affiliate of Seller. The tenant(s) for the Other Earnout Space and the lease(s) for the Other Earnout Space shall be subject to Purchaser's prior written consent, such consent may be withheld by Purchaser in its sole discretion, and Seller is not entitled to any portion of the Other Earnout Purchase Price until a Purchaser-approved tenant under a Purchaser-approved lease for the applicable Other Earnout Space has accepted its space "as is" and takes total possession, has opened for business and commences full rental payments, including CAM, taxes and insurance on a pro rata basis. An earnout closing in accordance with this subsection (b) shall occur upon ten (10) business days advance written notice to Purchaser but subject to the terms of this subsection (b). Additionally, during the Other Earnout Period and until the tenant(s) have satisfied all requirements stated herein with respect to the Other Earnout Space, Seller shall be responsible on a monthly basis for all CAM, taxes and insurance due for the Other Earnout Space.

3. Master Tenants. With respect to the tenants listed on Exhibit B that are occupying their space in the Property but not yet paying full rent, including CAM, taxes and insurance current as of the date of Closing ("**Master Tenants**"), Seller hereby guarantees payment of all rental obligations pursuant to the leases of the Master Tenants ("**Master Tenants Rent Obligation**") for a period of twelve (12) months commencing on the date of Closing and expiring on the last date of the twelfth (12th) full calendar month following the date of Closing ("**Master Tenants Rent Period**"). In the event during the Master Tenants Rent Period the Master Tenants Rent Obligation is not fully satisfied, the amount of the deficiency ("**Slippage**") shall be paid by Seller to Purchaser within twenty (20) days after Seller's receipt of an invoice from Purchaser ("**Master Tenants Invoice**"). Purchaser shall deliver the Master Tenants Invoice within two hundred seventy (270) days after expiration of the Master Tenants Rent Period. If Seller fails to pay the amount of the deficiency set forth in the Master Tenants Invoice, Purchaser shall have the right to set off the amount of such deficiency against the Earnout Purchase Price.

4. Further Assurances. Seller and Purchaser agree to cooperate with each other following the closing to confirm any matter and execute any document reasonably required by the other party in furthering of the Closing and consistent with the requirements of the Contract.

5. Defined Terms. All capitalized terms which are not expressly defined herein shall have the meaning as set forth in the Contract.

6. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns and may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the first date written above.

(signature page follows)

SIGNATURE PAGE FOR
POST CLOSING AND INDEMNITY AGREEMENT

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as of the day and year first above written.

SELLER:

SCD#1, LLC, a Mississippi limited liability company

By:____________________________
Name:__________________________
Its:____________________________

PURCHASER:

EXHIBIT A

EARNOUT SPACE

(see attached)

EXHIBIT B

LIST OF MASTER TENANTS

(see attached)

EXHIBIT B

LIST OF TENANT IMPROVEMENT ALLOWANCES, LEASING COMMISSIONS AND SECURITY DEPOSITS

(see attached)